Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement pertaining to the 2016 Equity Incentive Plan of Qudian Inc. of our report dated April 9, 2018, with respect to the consolidated financial statements of Qudian Inc. included in its Annual Report (Form 20-F) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young Hua Ming LLP

Shanghai, The People’s Republic of China

April 12, 2018

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